                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION
                                801 Swink Avenue
                        Rocky Ford, Colorado 81067-0032
                                 (719) 254-7642


                      NOTICE OF SPECIAL MEETING OF MEMBERS

    Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Rocky Ford Federal Savings and Loan Association (the "Association") will be held at the Association's office located at 801 Swink Avenue, Rocky Ford, Colorado, on ____________, 1997 at __:__ .m. Business to be taken up at the Special Meeting shall be:

    (1) To consider and vote upon the adoption of a Plan of Conversion providing for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Converted Association") as a wholly owned subsidiary of Rocky Ford Financial, Inc., a newly organized Delaware corporation formed by the Association for the purpose of becoming the holding company for the Association, and the related transactions provided for in such plan, including the adoption of an amended Federal Stock Charter and Bylaws for the Converted Association pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision.

    (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

    Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

    The members entitled to vote at the Special Meeting shall be those members of the Association at the close of business on ___________, 1997, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Keith E. Waggoner
                                    Secretary
           , 1997
-----------
Rocky Ford, Colorado


                             ---------------------


    YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION
                                801 Swink Avenue
                        Rocky Ford, Colorado 81067-0032
                                 (719) 254-7642


                                PROXY STATEMENT

     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION FOR USE AT A SPECIAL MEETING OF ITS MEMBERS TO BE HELD ON ____________, 1997 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.


                         PURPOSE OF MEETING -- SUMMARY

     A Special Meeting of Members (the "Special Meeting") of Rocky Ford Federal Savings and Loan Association (the "Association") will be held at the Association's office located at 801 Swink Avenue, Rocky Ford, Colorado on _________, ____________, 1997, at __:__ .m., local time, for the purpose of considering and voting upon a Plan of Conversion (the "Plan"), which was unanimously adopted by the Association's Board of Directors and which, if approved by a majority of the total votes eligible to be cast by the members, will permit the Association to convert from a federal mutual savings and loan association to a federal stock savings and loan association (the "Converted Association") as a wholly owned subsidiary of Rocky Ford Financial, Inc. (the "Company"), a Delaware corporation formed by the Association for the purpose of becoming the holding company for the Association. The conversion of the Association to the Converted Association, the acquisition of control of the Converted Association by the Company and the issuance and sale of the Company's common stock, par value $.01 per share (the "Common Stock") are collectively referred to herein as the "Conversion." The Conversion is contingent upon the members' approval of the Plan at the Special Meeting or any adjournment thereof.

     The Plan provides in part that after receiving final authorization from the Office of Thrift Supervision ("OTS"), the Company will offer for sale shares of its Common Stock through the issuance of nontransferable subscription rights, first to depositors as of December 31, 1995, with $50.00 or more on deposit in the Association on that date ("Eligible Account Holders"), second to the Company's Employee Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of the Company, as defined in the Plan), third to depositors with $50.00 or more on deposit in the Association on March 31, 1997, the last day of the calendar quarter preceding approval of the Plan by the OTS ("Supplemental Eligible Account Holders"), and fourth to other members entitled to vote at the Special Meeting ("Other Members") (the "Subscription Offering"). Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category, with the exception that any shares of Common Stock sold in excess of the high end of the estimated value range as established in an independent appraisal, as discussed below, may be first sold to the ESOP. The Company may offer any shares remaining after the Subscription Offering to certain members of the general public in a community offering (the "Community Offering"). In the Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of Otero County, Colorado (the "Local Community"). Any shares of Common Stock not purchased in the Subscription and Community Offerings may be sold as part of a community offering on a best efforts basis by a selling group of selected broker-dealers to be managed by
Trident Securities, Inc. (the "Syndicated Community Offering").   The aggregate
price of the Common Stock to be issued by the Company under the Plan is currently estimated to be between $2,720,000 and $3,680,000, subject to adjustment, as determined by an independent appraisal of the Association's estimated pro forma market value as converted and as a wholly owned subsidiary of the Company. See "The Conversion -- Stock Pricing and Number of Shares to be Issued" in the accompanying Prospectus.

     Adoption of the proposed Charter and Bylaws of the Converted Association is an integral part of the Plan. Copies of the Plan and the proposed Charter and Bylaws for the Converted Association are attached to this Proxy Statement as exhibits. These documents provide, among other things, for the termination of voting rights of members and creation of their rights to receive any surplus remaining in the event of liquidation of the Association. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account established for their benefit upon completion of the Conversion, will vest exclusively in the Company as the sole holder of the Converted Association's outstanding capital stock. For further information, see "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Association" in the accompanying Prospectus.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE ASSOCIATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE STOCK.
                ---

     The Conversion will be accomplished through adoption of a new Charter and Bylaws to authorize the issuance of capital stock by the Association to the Company. Under the Plan, up to 368,000 shares of the Common Stock, subject to adjustment, are being offered for sale by the Company. Upon completion of the Conversion, the Converted Association will issue all of its newly issued shares of capital stock (100,000 shares) to the Company in exchange for at least 50% of the net proceeds of the Conversion. None of the Association's assets will be distributed in order to effect the Conversion other than to pay expenses incident thereto.

     The net proceeds from the sale of Common Stock in the Conversion will substantially increase the Association's capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of the Association's business. The holding company structure will provide greater flexibility than the Association alone would have for diversification of business activities and geographic operations.
Management believes that this increased capital and operating flexibility will enable the Association to compete more effectively with other savings institutions and other types of financial service organizations. Management also believes that the Conversion will enhance the future access of the Company and the Converted Association to the capital markets.

                           ROCKY FORD FINANCIAL, INC.

     Rocky Ford Financial, Inc. was incorporated under the laws of the State of Delaware in January 1997 at the direction of the Board of Directors of the Association for the purpose of serving as a savings and loan holding company of the Converted Association upon the acquisition of all of the capital stock issued by the Converted Association in the Conversion. The Company has received approval from the OTS to acquire control of the Converted Association, subject to satisfaction of certain conditions. Prior to the Conversion, the Company has not engaged and will not engage in any material operations. Upon consummation of the Conversion, the Company will have no significant assets other than the outstanding capital stock of the Converted Association, up to 50% of the net proceeds of the Conversion (after deducting amounts infused into the Converted Association and used to fund the ESOP) and a note receivable from the ESOP.
Upon consummation of the Conversion, the Company's principal business will be overseeing the business of the Association and investing the portion of the net Conversion proceeds retained by it, and the Company will register with the OTS as a savings and loan holding company.

     As a holding company, the Company will have greater flexibility than the Association to diversify its business activities through existing or newly formed subsidiaries or through acquisition or merger with other financial institutions, although the Company currently does not have any plans, agreements, arrangements or understandings with respect to any such acquisitions or mergers. After the Conversion, the Company will be classified as a unitary savings and loan holding company and will be subject to regulation by the OTS.

     The Company's executive offices are located at 801 Swink Avenue, Rocky Ford, Colorado 81067-0032, and its main telephone number is (719) 254-7642.

                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION

     The Association is a federal mutual savings and loan association operating through a single office located in Rocky Ford, Colorado and serving Otero County, Colorado. The Association was chartered as a federal mutual savings and loan association and received federal insurance of its deposit accounts in 1934, under its current name of Rocky Ford Federal Savings and Loan Association. At September 30, 1996, the Association had total assets of $20.4 million, total deposits of $17.1 million and equity of $2.8 million.

     The principal business of the Association consists of attracting deposits from the general public and investing these deposits in loans secured by first mortgages on one- to four-family ("single-family") residences in the Association's market area. The Association derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed securities and investment securities and noninterest income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and investment securities and mortgage-backed securities.

     The Association's executive offices are located at 801 Swink Avenue, Rocky Ford, Colorado 81067-0032, and its main telephone number is (719) 254-7642.


             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     The Board of Directors of the Association has fixed the close of business on ___________, 1997 as the record date (the "Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of the Association's deposits or other authorized accounts are members of the Association under its current mutual charter. Borrowers as of _____________, 1997, the date of the Association's adoption of its present federal mutual charter, are members of the Association for as long as such borrowings are in existence. However, persons who had borrowings at such date but who no longer had such borrowings on the Voting Record Date, as well as persons who became borrowers after such date, are not members of the Association. All members of record as of the close of business on the Voting Record Date who continue as such until the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his savings accounts in the Association as of the Voting Record Date. Borrower members will be entitled to one vote at the Special Meeting in addition to any votes such borrower member may have as a result of being a depositor in the Association. No member may cast more than 1,000 votes.

     Approval of the Plan to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of the Association's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _____ votes eligible to be cast, of which _____ votes constitute a majority.

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Association will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters by the proxy holders named therein as directed by the Board of Directors of the Association. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts at the Association, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person. Any member giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Association, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting, by itself, will not be sufficient to revoke a proxy.

     FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     Proxies may be solicited by officers, directors or other employees of the Association, in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Association only for their expenses incurred in connection with such solicitation.

     The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.


                       DESCRIPTION OF PLAN OF CONVERSION

     THE OTS HAS APPROVED THE PLAN, SUBJECT TO THE PLAN'S APPROVAL BY THE MEMBERS OF THE ASSOCIATION ENTITLED TO VOTE ON THE MATTER AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. APPROVAL BY THE OTS, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.

Effect of Conversion to Stock Form on Depositors and Borrowers of the Association

     General. Each depositor in a mutual savings institution such as the Association has both a deposit account and a pro rata ownership interest in the retained earnings of that institution based upon the balance in his or her deposit account. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account.
Any other depositor who opens a deposit account obtains a pro rata interest in the retained earnings of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced.

     Consequently, depositors normally do not have a way to realize the value of their ownership, which has realizable value only in the unlikely event that the mutual institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings after other claims are paid.

     Upon consummation of the Conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the institution. The stock is separate and apart from deposit accounts and is not and cannot be insured by the FDIC. Transferable certificates will be issued to evidence ownership of the stock, which will enable the stock to be sold or traded, if a purchaser is available, with no effect on any account held in the Association. Under the Plan, all of the capital stock of the Converted Association will be acquired by the Company in exchange for a portion of the net proceeds from the sale of the Common Stock in the Conversion. The Common Stock will represent an ownership interest in the Company and will be issued upon consummation of the Conversion to persons who elect to participate in the Conversion by purchasing the shares of Common Stock being offered by the Company.

     Continuity. During the Conversion process, the normal business of the Association of accepting deposits and making loans will continue without interruption. The Converted Association will continue to be subject to regulation by the OTS and the FDIC, and FDIC insurance of accounts will continue without interruption. After the Conversion, the Converted Association will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

     The Board of Directors serving the Association at the time of the Conversion will serve as the Board of Directors of the Converted Association after the Conversion. The Board of Directors of the Company will consist of the individuals currently serving on the Board of Directors of the Association. All officers of the Association at the time of the Conversion will retain their positions with the Converted Association after the Conversion.

     Voting Rights. Upon the completion of the Conversion, depositor and borrower members as such will have no voting rights in the Converted Association or the Company and, therefore, will not be able to elect directors of the Converted Association or the Company or to control their affairs. Currently these rights are accorded to depositors of the Association. Subsequent to the Conversion, exclusive voting rights with respect to the Company shall be vested in the holders of the Common Stock. Holders of savings accounts in and obligors on loans of the Converted Association will not have any voting rights in the Company except and to the extent that such persons become stockholders of the Company, and the Company will have exclusive voting rights with respect to the Converted Association's capital stock. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Certificate of Incorporation.

     Deposit Accounts and Loans. THE ASSOCIATION'S DEPOSIT ACCOUNTS, THE BALANCES OF INDIVIDUAL ACCOUNTS AND EXISTING FEDERAL DEPOSIT INSURANCE COVERAGE WILL NOT BE AFFECTED BY THE CONVERSION. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts and the obligations of the borrowers under their individual contractual arrangements with the Association.

     Tax Effects. The Association has received an opinion from its special counsel, Housley Kantarian & Bronstein, P.C., Washington, D.C., as to the material federal income tax consequences of the Conversion to the Association, and as to the generally applicable material federal income tax consequences of the Conversion to the Association's account holders and to persons who purchase Common Stock in the Conversion. The opinion provides that the Conversion will constitute a reorganization for federal income tax purposes under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"). Among other things, the opinion also provides that: (i) no gain or loss will be recognized by the Association in its mutual or stock form by reason of the Conversion; (ii) no gain or loss will be recognized by its account holders upon the issuance to them of accounts in the Converted Association in stock form immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Association immediately prior to the Conversion; (iii) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest; (iv) the tax basis of the Common Stock purchased in the Conversion will be equal to the amount paid therefor increased, in the case of Common Stock acquired pursuant to the exercise of Subscription Rights, by the fair market value, if any, of the Subscription Rights exercised; (v) the holding period for the Common Stock purchased in the Conversion will commence upon the exercise of such holder's Subscription Rights and otherwise on the day following the date of such purchase; and (vi) gain or loss will be recognized to account holders upon the receipt of liquidation rights or the receipt or exercise of Subscription Rights in the Conversion, to the extent such liquidation rights and Subscription Rights are deemed to have value, as discussed below.

     The opinion of Housley Kantarian & Bronstein, P.C., is based in part upon, and subject to the continuing validity in all material respects through the date of the Conversion of, various representations of the Association and upon certain assumptions and qualifications, including that the Conversion is consummated in the manner and according to the terms provided in the Plan. Such opinion is also based upon the Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

     Housley Kantarian & Bronstein, P.C. has advised the Association that an interest in a liquidation account has been treated by the IRS, in a series of private letter rulings which do not constitute formal precedent, as having nominal, if any, fair market value and therefore it is likely that the interests in the liquidation account established by the Association as part of the Conversion will similarly be treated as having nominal, if any, fair market value. Accordingly, it is likely that such depositors of the Association who receive an interest in such liquidation account established by the Association pursuant to the Conversion will not recognize any gain or loss upon such receipt.

     Housley Kantarian & Bronstein, P.C. has further advised the Association that the federal income tax treatment of the receipt of Subscription Rights pursuant to the Conversion is uncertain, and recent private letter rulings issued by the IRS have been in conflict. For instance, the IRS adopted the position in one private ruling that Subscription Rights will be deemed to have been received to the extent of the minimum pro rata distribution of such rights, together with the rights actually exercised in excess of such pro rata distribution, and with gain recognized to the extent of the combined fair market value of the pro rata distribution of Subscription Rights plus the Subscription Rights actually exercised. Persons who do not exercise their Subscription Rights under this analysis would recognize gain upon receipt of rights equal to the fair market value of such rights, regardless of exercise, and would recognize a corresponding loss upon the expiration of unexercised rights that may be available to offset the previously recognized gain. Under another IRS private ruling, Subscription Rights were deemed to have been received only to the extent actually exercised. This private ruling required that gain be recognized only if the holder of such rights exercised such rights, and that no loss be recognized if such rights were allowed to expire unexercised. There is no authority that clearly resolves this conflict among these private rulings, which may not be relied upon for precedential effect. However, based upon express provisions of the Code and in the absence of contrary authoritative guidance, Housley Kantarian & Bronstein, P.C. has provided in its opinion that gain will be recognized upon the receipt rather than the exercise of Subscription Rights. Further, also based upon a published IRS ruling and consistent with recognition of gain upon receipt rather than exercise of the Subscription Rights, Housley Kantarian & Bronstein, P.C. has provided in its opinion that the subsequent exercise of the Subscription Rights will not give rise to gain or loss. Regardless of the position eventually adopted by the IRS, the tax consequences of the receipt of the Subscription Rights will depend, in part, upon their valuation for federal income tax purposes.

     If the Subscription Rights are deemed to have a fair market value, the receipt of such rights will be taxable to Eligible Account Holders, Supplemental Eligible Account Holders and other eligible members who exercise their Subscription Rights, even though such persons would not have received any cash from which to pay taxes on such taxable income. The Association could also recognize a gain on the distribution of such Subscription Rights in an amount equal to their aggregate value. In the opinion of Ferguson & Co., LLP., whose opinion is not binding upon the IRS, the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price as the price paid by purchasers in the Community Offering for unsubscribed shares of Common Stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that the Subscription Rights are deemed to have a fair market value. Because the fair market value, if any, of the Subscription Rights issued in the Conversion depends primarily upon the existence of certain facts rather than the resolution of legal issues, Housley Kantarian & Bronstein, P.C., has neither adopted the opinion of Ferguson & Co., LLP., as its own nor incorporated such opinion of Ferguson & Co., LLP., in its opinion issued in connection with Conversion.

     The Association has also received the opinion of Grimsley, White & Company that no gain or loss will be recognized as a result of the Conversion for purposes of Colorado income tax laws.

     THE FEDERAL AND STATE INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL AND STATE INCOME TAXATION WHICH

MAY BE RELEVANT TO EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ACCOUNT HOLDER AND OTHER MEMBER ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES AND ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER AND OTHER MEMBER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL AND STATE INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY OTHER TAX CONSEQUENCES ARISING OUT OF THE CONVERSION.

     Liquidation Account. In the unlikely event of a complete liquidation of the Association in its present mutual form, each holder of a deposit account in the Association would receive his pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). His pro rata share of such remaining assets would be the same proportion of such assets as the value of his deposit account was to the total of the value of all deposit accounts in the Association at the time of liquidation.

     After the Conversion, each deposit account holder on a complete liquidation would have a claim of the same general priority as the claims of all other general creditors of the Association. Therefore, except as described below, a claim of such an account holder would be solely in the amount of the balance in the related deposit account plus accrued interest, and the account holder would not have any interest in the value of the Association above that amount.

     The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the net worth of the Association as of the date of its latest statement of financial condition contained in the final Prospectus. Each Eligible Account Holder (a person with a deposit account in the Association on December 31, 1995) and each Supplemental Eligible Account Holder (a person with a qualifying deposit in the Association on March 31, 1997) would be entitled, on a complete liquidation of the Converted Association after completion of the Conversion, to an interest in the liquidation account. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Association on December 31, 1995 and each Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each qualifying deposit held in the Association on March 31, 1997. The interest as to each qualifying deposit account would be in the same proportion of the total liquidation account as the balance of such qualifying deposit account was to the balance in all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such respective date. However, if the amount in the qualifying deposit account on any annual closing date (September 30) of the Association subsequent to the relevant eligibility date is less than the amount in such account on the relevant eligibility date, or any subsequent closing date, then the Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account would be reduced from time to time by an amount proportionate to any such reductions, and such interest would cease to exist if he or she ceases to maintain an account at the Converted Association that has the same Social Security number as appeared on his or her account(s) at the relevant eligibility date. The interest in the liquidation account would never be increased, notwithstanding any increase in the related deposit account after the Conversion.

     Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to the entity or persons holding the Converted Association's capital stock at that time.

     A merger, consolidation, sale of bulk assets or similar combination or transaction with an FDIC-insured institution in which the Converted Association is not the surviving insured institution would not be considered to be a "liquidation" under which distribution of the liquidation account could be made. In such a transaction, the liquidation account would be assumed by the surviving institution.

     The creation and maintenance of the liquidation account will not restrict the use or application of any of the capital accounts of the Converted Association, except that the Converted Association may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such dividend or repurchase would be to cause its retained earnings to be reduced below the aggregate amount then required for the liquidation account.

Interpretation and Amendment of the Plan

     To the extent permitted by law, all interpretations of the Plan by the Association will be final. The Plan provides that the Association's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference in the Community Offering to natural persons and trusts of natural persons who are permanent residents of the Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Association and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

     The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended by a two-thirds vote of the Board of Directors at any time prior to submission of the Plan and proxy materials to the Association's members. After submission of the Plan and proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting and at any time following the Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may generally modify or terminate the Plan upon the order of the regulatory authorities without resoliciting proxies or obtaining approval of the amended Plan by members at another Special Meeting. However, any modification of the Plan that results in a material change in the terms of the Conversion would require such a resolicitation of proxies and another meeting of members.

     The Plan further provides that in the event that any mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to completion of the Conversion, the Plan will be amended to conform to such regulations without a resolicitation of proxies or another Special Meeting. In the event that such new conversion regulations contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting. By adoption of the Plan, the Association's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

Conditions and Termination

     Completion of the Conversion requires the approval of the Plan by the affirmative vote of not less than a majority of the total outstanding votes of the members of the Association and the sale of all shares of the Common Stock within 24 months following approval of the Plan by the members. If these conditions are not satisfied, the Plan will be terminated, and the Association will continue its business in the mutual form of organization. The Plan may be terminated by the Board of Directors at any time prior to the Special Meeting and, with the approval of the OTS, by the Board of Directors at any time thereafter.

Review By Administrative and Judicial Authorities

     Federal law provides (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, a plan of conversion may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals, for the District of Columbia Circuit, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later.

Other

     All statements made in this Proxy Statement are hereby qualified by the contents of the Plan which is attached hereto as Exhibit A and should be consulted for further information. In addition, attention is directed to the section entitled "The Conversion" in the accompanying Prospectus for a more detailed discussion of various aspects of the Plan. Adoption of the Plan by the Association's members shall be deemed approval of the authority of the Board of Directors to amend or terminate the Plan in accordance with its terms.


                               CHARTER AND BYLAWS

     The following is a summary of certain provisions of the Charter and Bylaws which will become effective upon the conversion of the Association into a federally chartered stock savings and loan association. Complete copies of the Charter and Bylaws of the Converted Association are attached as Exhibits B and C, respectively, to this Proxy Statement.

     The Converted Association will be authorized to issue 3,000,000 shares of common stock with a par value of $0.01 per share. The Converted Association's common stock will not be insured by the FDIC. All of the Converted
                  ---
Association's outstanding common stock will be owned by the Company. Accordingly, exclusive voting rights with respect to the affairs of the Converted Association after the Conversion will be vested in the Board of Directors of the Company.

     The Converted Association's Charter will provide that the number of Directors shall be not fewer than five nor more than 15, with the exact number to be fixed in the Converted Association's Bylaws. The proposed Bylaws provide that the number of the Converted Association's directors shall be eight. (Current Chief Executive Officer Keith Waggoner will become the eighth director). Directors generally will serve for terms of three years, and the terms of Directors will be staggered so that approximately one-third of the Board is elected each year.

     In addition to the common stock, the Converted Association will be authorized to issue 1,000,000 shares of serial preferred stock, par value $0.01 per share. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

     Neither the Charter nor the Bylaws of the Converted Association provide for indemnification of officers and directors. However, the Converted Association will be required by OTS regulations (as is currently required of the Association) to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reasons of the performance of their official duties. Indemnification may be made to any such person only if final judgment on the merits is in his or her favor or, in case of (i) settlement, (ii) final judgment against him or her, or
(iii) final judgment in his or her favor, other than on the merits, if a majority of the directors of the Converted Association determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could have reasonably believed under the circumstances was in the best interest of the Converted Association or its stockholders. If a majority of the directors of the Converted Association concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.

                               HOW TO ORDER STOCK

     The accompanying Prospectus contains information about the business and financial condition of the Association and additional information about the Conversion and the Subscription Offering and the Community Offering. Enclosed is a Stock Order Form to be used to subscribe for stock. You are not obligated to subscribe for stock, and voting to approve the Conversion will not obligate you to subscribe for stock.

     All Subscription Rights are nontransferable and will expire if not exercised by returning the accompanying Stock Order Form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account at the Association) for all shares for which subscription is made to the Company by __:__ _.m., local time, on _____________, 1997, unless extended by the Association. A postage-paid reply envelope is provided for this purpose. Provided that not all of the shares are subscribed for in the Subscription Offering by members of the Association, the remaining shares may be offered to certain members of the general public in the Community Offering with preference given to natural persons and trusts of natural persons who are permanent residents of the Local Community. Any shares of Common Stock not purchased in the Subscription and Community Offerings may be offered, at the discretion of the Company, to certain members of the general public as part of a community offering on a best efforts basis by a selling group of broker-dealers to be managed by Trident Securities, Inc.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS LIMITED IN ITS SCOPE TO USE IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO VOTE ON THE PLAN OF CONVERSION. IT IS NOT INTENDED FOR USE IN THE OFFERING OF THE COMMON STOCK. SUCH OFFERING IS MADE ONLY BY THE PROSPECTUS.


                             ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan, is intended to help you evaluate the Conversion and is incorporated herein by reference.

     All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus.

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE ASSOCIATION AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Keith E. Waggoner
                              Secretary
           , 1997
-----------
Rocky Ford, Colorado

                                                                       EXHIBIT A

                Rocky Ford Federal Savings and Loan Association
                              Rocky Ford, Colorado

                               Plan of Conversion
                       From Mutual to Stock Organization

I.   General.

     On January 14, 1997, the Board of Directors of Rocky Ford Federal Savings and Loan Association, Rocky Ford, Colorado (the "Association"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion from Mutual to Stock Organization (the "Plan"), whereby the Association will convert from a federal mutual savings and loan association to a federal capital stock savings and loan association (the "Converted Association") as a wholly owned subsidiary of a Holding Company to be formed at the direction of the Association (the "Conversion").

     The Conversion is subject to regulations of the Office of Thrift Supervision of the United States Department of the Treasury ("OTS") pursuant to
Section 5(i) of the Home Owners' Loan Act and Part 563b of the Rules and Regulations Applicable to All Savings Associations.

     The Plan is subject to the prior written approval of the OTS and must be adopted by the affirmative vote of at least a majority of the total outstanding votes of the Members of the Association. Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to the Association's Eligible Account Holders of record as of December 31, 1995, second to the Association's Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Association's application to convert to stock form, and fourth to Other Members of the Association. Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered by the Association to the general public in a Community Offering. Shares remaining, if any, may then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Association and will reflect the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company.

     It is the desire of the Board of Directors to attract new capital to the Converted Association to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion. In addition, the Board of Directors currently intends to implement stock option plans and other stock benefit plans subsequent to the Conversion to better attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Converted Association as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Association to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Association as a result of the Conversion.

II.  Definitions.

     Acting in Concert:  The term "Acting in Concert" means (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person (as defined by 12 C.F.R.
(S)563b.2(a)(26)) who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means (i) any corporation or organization (other than the Association, the Holding Company or a majority-owned subsidiary of the Association or the Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a "Tax-Qualified Employee Stock Benefit Plan," as defined herein; and
(iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Association or the Holding Company, or any of their subsidiaries.

     Association:  The term "Association" means Rocky Ford Federal Savings and
     -----------
Loan Association, in its present form as a federal mutual savings and loan association.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     -------------
shares of stock of the Converted Association.

     Community Offering:  The term "Community Offering" means the offering of
     ------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or after commencement of the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Association's Local Community.

     Conversion:  The term "Conversion" means (i) the amendment of the
     ----------
Association's federal mutual charter and bylaws to authorize issuance of shares of Capital Stock by the Converted Association and to conform to the requirements of a federal capital stock savings and loan association under the laws of the United States and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Association to be issued in the Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     ----------------
stock to be issued and sold by the Holding Company pursuant to the Plan.

     Converted Association:  The term "Converted Association" means Rocky Ford
     ---------------------
Federal Savings and Loan Association in its form as a federal capital stock savings and loan association resulting from the conversion of the Association to the stock form of organization in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on December 31, 1995.

     Eligible Account Holder:  The term "Eligible Account Holder" means each
     -----------------------
holder of one or more Qualifying Deposits in the Association on the Eligibility Record Date.

     Holding Company:  The term "Holding Company" means a corporation to be
     ---------------
incorporated by the Association under state law for the purpose of becoming a holding company for the Converted Association through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ---------------------
independent of the Association, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Association to prepare an appraisal of the pro forma market value of the Converted Association, as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the county in which the
     ---------------
Association's office is located.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     ------
member of the Association under its federal mutual charter and bylaws prior to the Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     -------
Company or the Association (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     OTS:  The term "OTS" means the Office of Thrift Supervision of the United
     ---
States Department of the Treasury or any successor agency having jurisdiction over the Conversion.

     Plan:  The term "Plan" means this Plan of Conversion under which the
     ----
Association will convert from a federal mutual savings and loan association to a federal capital stock savings and loan association as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or amended in accordance with the terms hereof.

     Qualifying Deposit:  The term "Qualifying Deposit" means each savings
     ------------------
balance in any Savings Account in the Association as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1, or such other form as may be appropriate, and any amendments thereto, filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Association may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Association.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ---------------
in the Association.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ---
successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ---------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ---------------------
of shares of Conversion Stock to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan, giving preference within each subscription priority category to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community if such preference is permitted by applicable law and approved by the Association's Board of Directors in its sole discretion.

     Subscription and Community Prospectus:  The term "Subscription and
     -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     -------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the OTS.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means each holder of one or more Qualifying Deposits in the Association (other than Officers and directors of the Association and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Association or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Association to determine Members of the Association entitled to vote at the Special Meeting.

III. Steps Prior to Submission of the Plan to the Members for Approval.

     Prior to submission of the Plan to its Members for approval, the Association must receive approval from the OTS of an Application for Approval of Conversion on Form AC, which includes the Plan to convert to the stock form of organization (the "Application"). The following steps must be taken prior to such regulatory approval:

          A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

          B. Promptly after adoption of the Plan by the Board of Directors, the Association shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office and/or by mailing a letter to each of its Members.

          C. A press release relating to the proposed Conversion may be submitted to the local media.

          D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection by Members at each office of the Association.

          E. The Association shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

          F. The Association shall submit or cause to be submitted the Application to the OTS. The Holding Company shall submit or cause to be submitted an Application H-(e)1 or Application H-(e)1-S to the OTS and the Registration Statement to the SEC. Upon receipt of advice from the regulatory authorities that the Application has been received and is in the prescribed form, the Association shall publish a "Notice of Filing of an Application for Conversion to a Stock Savings and Loan Association" in a newspaper of general circulation, as referred to in Paragraph III.B. herein. The Association also shall prominently display a copy of such notice in each of its offices. The Holding Company shall publish notice of the filing of the Application H-(e)1 or H-(e)1-S in accordance with applicable regulations.

          G. The Association shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in a taxable reorganization for federal income tax purposes to the Association. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

          H. The Plan shall be submitted to a vote of the Members at the Special Meeting after approval by the OTS.

IV.  Meeting of Members.

     Following receipt of approval of the Plan by the OTS, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Association's bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the OTS. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Association will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Association's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI. below. The Association will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription and Community Offerings are not held concurrently with the proxy solicitation.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be promptly notified of the actions of the Members at the Special Meeting.

V.   Summary Proxy Statement.

     The Proxy Statement to be furnished to Members may be in summary form, provided that a statement is made in boldface type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the OTS, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same.
The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription and Community Offerings are commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  Offering Documents.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Association's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Association by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Association shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder, written notice of the commencement of the Subscription Offering which shall state that the Association is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved by the OTS. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII. Consummation of Conversion.

     The date of consummation of the Conversion will be the effective date of the amendment of the Association's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Association's federal mutual charter to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings and loan association will be declared effective by the OTS, and the amended bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Association will become a wholly owned subsidiary of the Holding Company. The Converted Association will issue to the Holding Company [100,000] shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Association in the Conversion, and the Holding Company will make payment to the Converted Association of at least 50 percent of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

VIII.  Stock Offering.

       A.    General.
             -------

             The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Conversion as provided below.

       B.    Independent Evaluation and Purchase Price of Shares.
             ---------------------------------------------------

             All shares of Conversion Stock sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Conversion will be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Association, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Association and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Association.

             Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Association and the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Converted Association, as a subsidiary of the

       Holding Company. If such confirmation is not received, the Association may cancel the Subscription and Community Offerings and/or any other offering, extend the Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

       C.    Subscription Offering.
             ---------------------

             Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefits Plans, Supplemental Eligible Account Holders and Other Members of the Association pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

       1.    Category No. 1:  Eligible Account Holders.

                    a. Each Eligible Account Holder shall receive, without
             payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of (i) the lesser of 5% of the shares issued in the conversion or $150,000,
             (ii) one-tenth of one percent of the total offering of shares of Conversion Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Converted Association in each case on the Eligibility Record Date.

                    b. Non-transferable Subscription Rights to purchase
             Conversion Stock received by Officers and directors of the Association and their Associates based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Subscription Category.

                    c. In the event of an oversubscription for shares of
             Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is permitted by applicable law and approved by the Association's Board of Directors in its sole discretion, as follows:

                          (I) Shares of Conversion Stock shall be allocated
                    among subscribing Eligible Account Holders so as to permit each such Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                          (II) Any shares not so allocated shall be allocated
                    among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits, as compared to the total aggregate Qualifying Deposits of all subscribing Eligible Account Holders.

       2.    Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

                    a. Tax-Qualified Employee Stock Benefit Plans of the Converted Association shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Conversion.

                    b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Conversion Stock sold in excess of the high end of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

       3.    Category No. 3:  Supplemental Eligible Account Holders.

                    a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to OTS approval, then each Supplemental Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of (i) the lesser of 5% of the shares issued in the Conversion or $150,000, (ii) one-tenth of one percent of the total offering of shares of Conversion Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

                    c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

                    d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is permitted by applicable law and approved by the Association's Board of Directors in its sole discretion, as follows:

                          (I) Shares of Conversion Stock shall be allocated
                    among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                          (II) Any shares of Conversion Stock not allocated in
                    accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total aggregate Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

       4.    Category No. 4:  Other Members.

                    a. Each Other Member, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of (i) the lesser of 5% of the shares issued in the Conversion or $150,000 or (ii) one-tenth of one percent of the total offering of shares of Conversion Stock.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

                    c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is permitted by applicable law and approved by the Association's Board of Directors in its sole discretion, so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors.

                    Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Association will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

       D.    Community Offering.
             ------------------

                    1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

                    2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                    3. The Conversion Stock to be offered in the Community
             Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

       E.    Other Offering.
             --------------

                    In the event a Community Offering does not appear feasible, the Association will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Association may terminate the Conversion with the concurrence of the OTS.

       F.    Limitations Upon Purchases of Shares of Conversion Stock.
             --------------------------------------------------------

                    The following additional limitations and exceptions shall
             apply to all purchases of Conversion Stock:

                    1. No Person may purchase fewer than 25 shares of Conversion Stock in the Conversion, to the extent such shares are available.

                    2. Purchases of Conversion Stock in the Community Offering by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed the lesser of 5% of the shares issued in the Conversion or $150,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

                    3. Officers and directors of the Association and the Holding Company, and Associates thereof, may not purchase in the aggregate more than 35% of the shares of Conversion Stock issued in the Conversion, or such greater amount as may be permitted under applicable legal limits.

                    4. Directors of the Holding Company and the Association shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Association or any of their subsidiaries.

                    5. Purchases of shares of Conversion Stock in the Conversion by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed the lesser of 5% of the shares issued in the Conversion or $150,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

             Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Association may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Association shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

             Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

       G.    Restrictions on and Other Characteristics of Stock Being Sold.
             -------------------------------------------------------------

             1.    Transferability.
                   ---------------

                   Except as provided in Paragraph XIII. below, Conversion Stock purchased by persons other than directors and Officers of the Association and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold for a period of one year from the date of Conversion except for any sale of such shares
             (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities.

                   The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

                   "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

                   In addition, the Holding Company shall give appropriate
             instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

             2.    Repurchase and Dividend Rights.
                   ------------------------------

                   Pursuant to present regulations, except as otherwise
             permitted by the OTS, the Holding Company may not, for a period of three years from the date of Conversion, repurchase Holding Company Stock from any person, with the exception of (i) repurchases on a pro rata basis pursuant to offers approved by the OTS and made to all stockholders, (ii) repurchases of qualifying shares of directors or, (iii) unless prohibited by the OTS, repurchases of shares to fund employee stock benefit plans of the Holding Company or the Association. Upon 10 days' written notification to the OTS Regional Director for the Converted Association and the Chief Counsel of the Corporate and Securities Division of the OTS, however, the Holding Company may make open market repurchases of outstanding Holding Company Stock, provided that (i) such Regional Director and Chief Counsel do not object based on a determination that (a) the repurchases would materially adversely affect the financial condition of the Converted Association, (b) the information submitted by the Converted Association is insufficient upon which to base a conclusion as to whether the Converted Association's financial condition would be materially adversely affected, or (c) the Converted Association does not demonstrate a valid purpose for the repurchases. Except as otherwise permitted by the OTS, (i) no repurchases may occur in the first year following the Conversion; (ii) any repurchases in the second and third years following the Conversion must be part of an open-market stock repurchase program that allows no more than five percent (5%) of the outstanding Holding Company Stock to be purchased during any 12 month period; and (iii) any repurchases within the first three years following the Conversion must not cause the Converted Association to become "undercapitalized," as defined pursuant to 12 C.F.R. (S)565.4 or a successor regulation.

                   Present regulations also provide that the Converted
             Association may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Association below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Rules and Regulations of the OTS, or other applicable regulations.

                   The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion.

             3.    Voting Rights.
                   -------------

                   After Conversion, holders of Savings Accounts and obligors on loans will not have voting rights in the Converted Association. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, and the Holding Company will have exclusive voting rights with respect to the Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of stock owned by said stockholder.

             4.    Purchases by Officers, Directors and Associates Following
                   ---------------------------------------------------------
                   Conversion.
                   ----------

                   Without the prior approval of the OTS, Officers and directors of the Converted Association and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-

             Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to Officers or directors may be made without OTS permission or the use of a broker or dealer.

       H.    Mailing of Offering Materials and Collation of Subscriptions.
             ------------------------------------------------------------

             The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

             The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Association. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Association or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

             The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Association with the approval of the OTS.

       I.    Method of Payment.
             -----------------

             Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Association or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Association; provided, however, that payments by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Association concurrently with the completion of the Conversion.

             Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's Savings Account for the purchase amount. The Association shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Conversion is completed or terminated. The Association shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

             If a subscriber authorizes the Association to charge its Savings Account, the funds will remain in the subscriber's Savings Account and will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Association will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

             Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order From, and in the case of an employee stock ownership plan, together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Conversion.

       J.    Undelivered, Defective or Late Order Forms; Insufficient Payment.
             ----------------------------------------------------------------

             In the event an Order Form (i) is not delivered and is returned to the Holding Company or the Association by the United States Postal Service (or the Holding Company or the Association is unable to locate the addressee); (ii) is not received by the Holding Company or the Association, or is received by the Holding Company or the Association after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Association may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Association may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and the Association's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

       K.    Members in Non-Qualified States or in Foreign Countries.
             -------------------------------------------------------

             The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Association or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

       L.    Sales Commissions.
             -----------------

             Sales commissions may be paid as determined by the Boards of Directors of the Association and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

       IX.   Charter and Bylaws.

             As part of the Conversion, a federal stock charter and bylaws will be adopted to authorize the Converted Association to operate as a federal capital stock savings and loan association. By approving the Plan, the Members of the Association will thereby approve amending the Association's existing federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws. Prior to completion of the Conversion, the proposed federal stock charter and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XIV. below. The effective date of the amendment of the Association's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

       X.    Registration and Market Making.

             In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

             The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

       XI.   Status of Savings Accounts and Loans Subsequent to Conversion.

             All Savings Accounts in the Association will retain the same status after Conversion as these accounts had prior to Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Association shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Association, equal in dollar amount and on the same terms and conditions as in effect prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage. All loans shall retain the same status after Conversion as these loans had prior to Conversion. After Conversion, holders of Savings Accounts and obligors on loans of the Association will not have voting rights in the Converted Association. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock issued by the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Association's Capital Stock.

       XII.  Liquidation Account.

             After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Association. However, pursuant to applicable regulations, the Association shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to its regulatory capital as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Association.

             The Liquidation Account shall be maintained by the Converted Association subsequent to Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Association. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of
(i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Association (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the Federal Deposit Insurance Corporation shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XIII.  Restrictions on Acquisition of Holding Company.

     A. Present regulations provide that for a period of three years following completion of the Conversion, no person (i.e., an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Association, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the OTS, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

     B. The Holding Company may provide in its Articles of Incorporation a provision that, for a period of five years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Association. The Holding Company may provide in its Articles of Incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XIV. Interpretation and Amendment or Termination of the Plan.

     The Association's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Association's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Association and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Association's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Association's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

     In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to the completion of the Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the OTS or any successor agency prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

     By adoption of the Plan, the Association's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XV.  Expenses of the Conversion.

     The Holding Company and the Association will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVI. Contributions to Tax-Qualified Employee Stock Benefit Plans.

     The Holding Company and the Converted Association may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Association to fail to meet its then-applicable regulatory capital requirements.

                                                                       EXHIBIT B

                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION

                             FEDERAL STOCK CHARTER

Section 1. Corporate Title. The full corporate title of the association is Rocky Ford Federal Savings and Loan Association (the "association").

Section 2. Office. The home office shall be located at 801 Swink Avenue, in the City of Rocky Ford, in the State of Colorado.

Section 3.  Duration.  The duration of the association is perpetual.

Section 4. Purpose and Powers. The purpose of the association is to pursue any or all of the lawful objectives of a Federal association chartered under Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the association has authority to issue is 4,000,000 of which 3,000,000 shares shall be common stock, of par value of $1.00 per share and of which 1,000,000 shares shall be serial preferred stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the board of directors without approval of its stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in connection with the conversion of the association from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the association if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, the Federal Deposit Insurance Corporation, or the Resolution Trust Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto), the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the association available for distribution remaining after: (i) payment or provision for payment of the association's debts and liabilities;
(ii) distributions or provisions for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the association;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the association shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Preemptive Rights. Holders of the capital stock of the association shall not be entitled to preemptive rights with respect to any shares of the association which may be issued.

Section 7. Liquidation Account. Pursuant to the requirements of the Office's regulations (12 C.F.R. Subchapter D), the association shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1995 and March 31, 1997 ("eligible savers"). In the event of a complete liquidation of the association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the association's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible savers'
                                      --------
inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the association's stockholders.

Section 8. Certain provisions applicable for five years. Notwithstanding anything contained in the association's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the association from a mutual savings and loan association to a stock association, the following provisions shall apply:

        A. Beneficial ownership limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the association. This limitation shall not apply to a transaction in which the association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under (S)574.3(c)(1)(vi) of the Office's regulations.

  In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

  For purposes of this Section 8, the following definitions apply:

  (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the association.

  (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

  (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

  (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

        B. Cumulative voting limitation. Stockholders shall not be permitted to cumulate their votes for election of directors.

        C. Call for special meetings. Special meetings of stockholders relating to changes in control of the association or amendments to its charter shall be called only upon direction of the board of directors.

Section 9. Directors. The association shall be under the direction of a board of directors. The authorized number of directors, as stated in the association's bylaws, shall not be fewer than five or more than fifteen except when a greater number is approved by the Director of the Office.

Section 10. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the association, then preliminarily approved by the Office, which preliminary approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures or on such other date as the Office may specify in its preliminary approval.



Attest:  ____________________________           By:____________________________
         Francis E. Clute                          Keith E. Waggoner
         Secretary                                 President and Chief
                                                     Executive Officer
         Rocky Ford Federal Savings                Rocky Ford Federal Savings
           and Loan Association                      and Loan Association



Attest:  ____________________________           By:____________________________
         Secretary                                 Director of the Office of
         Office of Thrift Supervision                Thrift Supervision


Declared effective as of _________________.

                                                                       Exhibit C
                                     BYLAWS

                 ROCKY FORD FEDERAL SAVING AND LOAN ASSOCIATION

                            ARTICLE I - HOME OFFICES

    The home office of the association shall be 801 Swink Avenue, in the County of Rocky Ford in the State of Colorado.


                           ARTICLE II - SHAREHOLDERS

    Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the association or at such other place in the State of Colorado in which the principal place of business of the association is located as the board of directors may determine.

    Section 2. Annual Meeting. A meeting of the shareholders of the association for the election of directors and for the transaction of any other business of the association shall be held annually within 120 days after the end of the association's fiscal year on the Third Thursday in January if not a legal holiday, and, if a legal holiday, then on the next day following which is not a legal holiday, at 10:00 a.m., or at such other date and time within such 120-day period as the board of directors may determine.

    Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the association addressed to the chairman of the board, the president, or the secretary.

    Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

    Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

    Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

    Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the association and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

       In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S)552.6(d) of the Office's regulations as now or hereafter in effect.

    Section 8. Quorum. A majority of the outstanding shares of the association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

    Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

    Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the association to the contrary, at any meeting of the shareholders of the association, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

    Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her, without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    Neither treasury shares of its own stock held by the association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

    Section 12. Cumulative Voting. Unless otherwise provided in the association's charter, every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

    Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

    Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

    Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

    Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the association at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

    Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

    Section 1. General Powers. The business and affairs of the association shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

    Section 2.  Number and Term.  The board of directors shall consist of eight
(8) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

    Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, within the association's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

    Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company.

    Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the association's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

    Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article III.

    Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver or notice of such meeting.

    Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

    Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

    Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

    Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

    Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

    Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.
Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

    Section 13. Presumption of Assent. A director of the association who is present at a meeting of the board of directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

    Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

    Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the association, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the association otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

    Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

    Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

    Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

    Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

    Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

    Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

    Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

    Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as it may determine to be necessary or appropriate for the conduct of the business of the association and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

    Section 1. Positions. The officers of the association shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the association. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

    Section 2. Election and Term of Office. The officers of the association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the association to enter into an employment contract with any officer in accordance with regulations of the Office, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

    Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

    Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

    Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.


              ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

    Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the association. Such authority may be general or confined to specific instances.

    Section 2. Loans. No loans shall be contracted on behalf of the association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

    Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the association shall be signed by one or more officers, employees, or agents of the association in such manner as shall from time to time be determined by the board of directors.

    Section 4. Deposits. All funds of the association not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositories as the board of directors may select.

           ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 1. Certificates for Shares. Certificates representing shares of capital stock of the association shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the association. All certificates surrendered to the association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the association as the board of directors may prescribe.

    Section 2. Transfer of Shares. Transfer of shares of capital stock of the association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the association shall be deemed by the association to be the owner for all purposes.


                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

    The fiscal year of the association shall end on the 30th day of September of each year. The association shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such independent accountants shall be subject to annual ratification by the shareholders.

                            ARTICLE IX - DIVIDENDS

    Subject to the terms of the association's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the association may pay, dividends on its outstanding shares of capital stock.


                          ARTICLE X - CORPORATE SEAL

    The board of directors shall provide a association seal which shall be two concentric circles between which shall be the name of the association. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XI - AMENDMENTS

    These bylaws may be amended in a manner consistent with regulations of the Office at any time by a majority of the full board of directors or by a majority of the votes cast by the stockholders of the association at any legal meeting.

                                REVOCABLE PROXY

               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION

                       FOR A SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON ____________, 1997)


     The undersigned member of Rocky Ford Federal Savings and Loan Association (the "Association") hereby appoints _______________, _______________ and
_______________ or any one of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Meeting") of Rocky Ford Federal Savings and Loan Association to be held at the Association's office located at 801 Swink Avenue, Rocky Ford, Colorado, on _________, ____________, 1997, at __:__ _.m., local time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                        FOR       AGAINST
                                                        ---       -------

       Adoption of the Plan of Conversion dated
       January 14, 1997, providing for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Converted Association"), as a wholly owned subsidiary of Rocky Ford
       Financial, Inc., and the related transactions provided for in such plan, including the adoption of an amended Charter and Bylaws for the Converted Association.

                                                        [_]         [_]

       In their discretion, on any other matters that may lawfully come before the meeting.


NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                   THIS PROXY WILL BE VOTED FOR THE PLAN IF
                           NO CHOICE IS MADE HEREON



     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of Rocky Ford Federal Savings and Loan Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

     The undersigned acknowledges receipt of a Notice of Special Meeting of the Members of Rocky Ford Federal Savings and Loan Association to be held on ____________, 1997 and a Proxy Statement dated ___________, 1997 and a
Prospectus dated ___________, 1997 prior to the execution of this Proxy.



                                       -----------------------------
                                                   Date



                                       -----------------------------
                                                 Signature



                                Note:  Only one signature is required in the
                                       case of a joint account.

                                REVOCABLE PROXY

               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION

                        FOR A SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON ____________, 1997)


     The undersigned member of Rocky Ford Federal Savings and Loan Association (the "Association") hereby appoints _______________, _______________ and
_______________ or any one of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Meeting") of Rocky Ford Federal Savings and Loan Association to be held at the Association's office located at 801 Swink Avenue, Rocky Ford, Colorado, on _________, ____________, 1997, at __:__ _.m., local time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                                  FOR   AGAINST
                                                                  ---   -------



     Adoption of the Plan of Conversion dated January 14, 1997, providing for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Converted Association"), as a wholly owned subsidiary of Rocky Ford Financial, Inc., and the related transactions provided for in such plan, including the adoption of an amended Charter and Bylaws for the Converted Association.

                                                                  [_]   [_]

     In their discretion, on any other matters that may lawfully come before the meeting.


NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                    THIS PROXY WILL BE VOTED FOR THE PLAN IF
                            NO CHOICE IS MADE HEREON



     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of Rocky Ford Federal Savings and Loan Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

     The undersigned acknowledges receipt of a Notice of Special Meeting of the Members of Rocky Ford Federal Savings and Loan Association to be held on ____________, 1997 and a Proxy Statement dated ___________, 1997 and a
Prospectus dated ___________, 1997 prior to the execution of this Proxy.



                              -------------------------------------------
                                            Date



                              -------------------------------------------
                                           Signature



                           Note:  Only one signature is required in the
                                  case of a joint account.